Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268445 on Form S-3 and Registration Statement No. 333-261897 on Form S-8 of our reports dated February 28, 2023, relating to the consolidated financial statements of Mirion Technologies, Inc. and subsidiaries and the effectiveness of Mirion Technologies, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Atlanta, GA

February 28, 2023